EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-221745) of Teekay Offshore Partners L.P. of our reports dated February 28, 2020, with respect to the consolidated financial statements of Teekay Offshore Partners L.P., and the effectiveness of internal control over financial reporting of Teekay Offshore Partners L.P., included in this Annual Report (Form 20-F) for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Chartered Professional Accountants
Vancouver, Canada
February 28, 2020